Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of December 2, 2016 (this “Amendment”), which amends that certain Credit Agreement, dated as of September 23, 2016 (as in effect prior to this Amendment, the “Existing Credit Agreement”) by and among Roper Technologies, Inc., (the “Parent Borrower”), the Foreign Subsidiary Borrowers party thereto from time to time, the Lenders party thereto from time to time (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the other agents and parties thereto.

W I T N E S S E T H :

WHEREAS, the Parent Borrower has advised the Administrative Agent and the Lenders that the Parent Borrower (or a Subsidiary thereof) may consummate the Dash Acquisition (as defined below), and in connection therewith the parties hereto now desire to amend the Existing Credit Agreement to make certain modifications.

THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. Each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Existing Credit Agreement shall, from the Amendment Effective Date (as defined below), refer to the Existing Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). For the avoidance of doubt, this Amendment shall constitute a “Loan Document” for all purposes under the Amended Credit Agreement and the other Loan Documents.

SECTION 2. Amendments. Effective as of the Amendment Effective Date the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Credit Agreement is hereby amended by adding in the correct place alphabetically the following additional definitions:

““Dash Acquisition”: the acquisition by the Parent Borrower (or a Subsidiary of the Parent Borrower) of the company code-named “Dash”, as identified separately by the Parent Borrower to the Administrative Agent and the Lenders.”

““Dash Acquisition Consummation Date”: the date of consummation of the Dash Acquisition.”

““Dash Acquisition Purchase Agreement”: the definitive agreement pursuant to which the Parent Borrower agrees to consummate the Dash Acquisition.”

““Dash Acquisition Purchase Agreement Date”: the date on which the Dash Acquisition Purchase Agreement is executed and delivered by the parties thereto.”

(b) The definition of “Consummation Date” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Consummation Date”: (a) with respect to a single Acquisition that is designated by the Parent Borrower as a Qualifying Material Acquisition, the date on which such Acquisition is consummated and (b) with respect to a series or group of Acquisitions that is designated by the Parent Borrower as a Qualifying Material Acquisition, the date on which the last Acquisition in such series or group of Acquisitions is consummated.”

(c) Section 7.1(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“7.1 Financial Condition Covenants. (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any Test Period to exceed (in each case subject to adjustment in connection with the delivery of a QMA Notice, as provided below):

(i) with respect to the Test Period ending December 31, 2016, (x) if the Dash Acquisition Consummation Date occurs on or prior to December 31, 2016, 4.25 to 1.0 and (y) otherwise, 3.50 to 1.0;

(ii) if the Dash Acquisition Consummation Date occurs on or prior to March 31, 2017, with respect to the Test Periods ending March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, the level set forth in the table below opposite each such Test Period:

Test Period Ending	Maximum Consolidated Total Leverage Ratio
March 31, 2017	4.25:1.0
June 30, 2017	4.25:1.0
September 30, 2017	4.00:1.0
December 31, 2017	4.00:1.0

; and

(iii) with respect to any other Test Period not described in the preceding clause (i) or (ii) (including, for the avoidance of doubt as a result of the Dash Acquisition Consummation Date not occurring on or prior to March 31, 2017), 3.50 to 1.0

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; provided that, subject to the limitations set forth in the definition of Qualifying Material Acquisition (including the delivery by the Parent Borrower of a QMA Notice within the required time period set forth in the definition of Qualifying Material Acquisition), such ratio shall be 4.00 to 1.0 for the first Test Period that ends on or subsequent to the applicable Consummation Date (the “Initial Test Period”) and for each of the three consecutive Test Periods immediately following the Initial Test Period (provided, that if such ratio for any Test Period described in the immediately preceding proviso would otherwise be 4.25 to 1.0 pursuant to clause (a)(i) or (a)(ii) above, then such ratio shall remain 4.25 to 1.0 for the applicable Test Period notwithstanding the provisions of the immediately preceding proviso); provided further that not more than two QMA Notices (or, if the Dash Acquisition Consummation Date occurs, not more than one QMA Notice) may be delivered by the Parent Borrower during the term of this Agreement.

Notwithstanding anything to the contrary in this Agreement, until the earlier of (a) the Dash Acquisition Consummation Date and (b) five Business Days after the date following the Dash Acquisition Purchase Agreement Date on which the Dash Acquisition Purchase Agreement is terminated (and, for the avoidance of doubt, without any requirement to deliver a QMA Notice with respect to the Dash Acquisition), any Indebtedness incurred by the Parent Borrower on or after the Dash Acquisition Purchase Agreement Date the proceeds of which are to be used to finance the Dash Acquisition shall be disregarded for purposes of determining compliance with this Section 7.1(a) to the extent that, and so long as, the cash proceeds of such Indebtedness are either held in escrow on customary terms or are held by the Parent Borrower in an account at the Administrative Agent or a Lender as unrestricted cash or cash equivalents.”

SECTION 3. Representations of Parent Borrower. The Parent Borrower represents and warrants that (i) the representations and warranties of the Parent Borrower set forth in Section 4 of the Amended Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (including, for the avoidance of doubt, as such representations and warranties relate to this Amendment as a Loan Document) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) no Event of Default or Default has occurred and is continuing.

SECTION 4. Effectiveness of Amendments. This Amendment shall become effective on the date of execution hereof by the Administrative Agent, such Lenders constituting the Required Lenders and the Parent Borrower (the date of satisfaction of such conditions precedent, the “Amendment Effective Date”).

SECTION 5. Certain Consequences of Effectiveness. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other party under the Existing Credit Agreement or any other Loan Document, and shall not

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alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by electronic means (including facsimile or “pdf”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ROPER TECHNOLOGIES, INC., as Parent Borrower

By:	/s/ John K. Stipancich
	Name:	John K. Stipancich
	Title:	Vice President, General Counsel and Corporate Secretary

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Antje B. Focke
	Name:	Antje B. Focke
	Title:	Executive Director

Comerica Bank, as a Lender

By:	/s/ Gerald R. Finney, Jr.
	Name:	Gerald R. Finney, Jr.
	Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Victor Notaro
	Name:	Victor Notaro
	Title:	Senior Vice President

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By:	/s/ Ravneet Mumick
	Name:	Ravneet Mumick
	Title:	Director

SunTrust Bank, as a Lender

By:	/s/ David A. Ernst
	Name:	David A. Ernst
	Title:	Vice President

Royal Bank of Canada, as a Lender

By:	/s/ Alexandre Charron
	Name:	Alexandre Charron
	Title:	Vice President National Client Group – Finance RBC Royal Bank

HSBC Bank USA NA, as a Lender

By:	/s/ Rafael S De Paoli
	Name:	Rafael S De Paoli
	Title:	Director

Lloyds Bank plc, as a Lender By:

/s/ Erin Walsh
Name:	Erin Walsh
Title:	Assistant Vice President Transaction Execution Category A W004

/s/ Joel Slomko
Name:	Joel Slomko
Title:	Assistant Vice President Transaction Execution Category A S088

Seaside National Bank & Trust, as a Lender

By:	/s/ Thomas N. Grant
	Name:	Thomas N. Grant
	Title:	Senior Vice President & Chief Credit Officer

UniCredit Bank AG, New York Branch, as a Lender

By:	/s/ Ken Hamilton
	Name:	Ken Hamilton
	Title:	Managing Director

By:	/s/ Peter Daugavietis
	Name:	Peter Daugavietis
	Title:	Associate Director

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

Wells Fargo Bank N.A., as a Lender

By:	/s/ Kay Reedy
	Name:	Kay Reedy
	Title:	Managing Director

Regions Bank, as a Lender

By:	/s/ Lara White
	Name:	Lara White
	Title:	Managing Director

PNC Bank, National Association, as a Lender

By:	/s/ C.J. Mintrone
	Name:	C.J. Mintrone
	Title:	Senior Vice President

Bank of America, N.A., as a Lender

By:	/s/ Max Oligario
	Name:	Max Oligario
	Title:	Senior Vice President

TD Bank, N.A., as a Lender

By:	/s/ Bernadette Collins
	Name:	Bernadette Collins
	Title:	Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kara P. Van Duzee
	Name:	Kara P. Van Duzee
	Title:	Vice President

Branch Banking and Trust Company, as a Lender

By:	/s/ Charles Graeub, III
	Name:	Charles Graeub, III
	Title:	Vice President